Exhibit j(1)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference to our Firm under the heading "Auditor" in the Statement of Additional Information of Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund, Fidelity Advisor Developing Communications Fund, and Fidelity Advisor Electronics Fund which is included in Post -Effective Amendment No. 45 to the Registration Statement on Form N-1A.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Boston, Massachusetts

December 12, 2000